UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 22, 2026

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	1-38962	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 N. Vel R. Phillips Avenue, Milwaukee, Wisconsin 53203

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FISV	The NASDAQ Stock Market LLC
1.125% Senior Notes due 2027	FISV27	The NASDAQ Stock Market LLC
2.875% Senior Notes due 2028	FISV28C	The NASDAQ Stock Market LLC
1.625% Senior Notes due 2030	FISV30	The NASDAQ Stock Market LLC
3.750% Senior Notes due 2030	FISV30A	The NASDAQ Stock Market LLC
3.000% Senior Notes due 2031	FISV31	The NASDAQ Stock Market LLC
4.500% Senior Notes due 2031	FISV31A	The NASDAQ Stock Market LLC
3.500% Senior Notes due 2032	FISV32	The NASDAQ Stock Market LLC
4.250% Senior Notes due 2034	FISV34	The NASDAQ Stock Market LLC
4.000% Senior Notes due 2036	FISV36	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On October 22, 2026, the board of directors of Fiserv, Inc. (the “Company”) appointed Raj Seshadri to the board of directors of the Company effective November 30, 2026. The Company’s board of directors has determined that Ms. Seshadri is independent under relevant securities exchange rules and the rules and regulations of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Ms. Seshadri, age 61, has served as Senior Strategic Advisor to the CEO of Mastercard Incorporated (“Mastercard”), a global payments company, since August 2026, and previously served as Chief Commercial Payments Officer of Mastercard from 2024 to 2026, President, Data and Services of Mastercard from 2020 to 2024, and President, U.S. Issuers of Mastercard from 2016 to 2020. Prior to joining Mastercard, Ms. Seshadri held various leadership roles at BlackRock, Inc., Citigroup Inc., U.S. Trust, and McKinsey & Company. Ms. Seshadri has served on the board of directors of Raymond James Financial, Inc. since 2019. There are no arrangements or understandings between Ms. Seshadri and any other person pursuant to which she was selected as a director of the Company. At this time, there are no transactions in which Ms. Seshadri has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Ms. Seshadri will (i) participate in the Company’s standard non-employee director compensation arrangements set forth on the Non-Employee Director Compensation Schedule filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2026, and (ii) be eligible to participate in the Fiserv, Inc. Non-Employee Director Deferred Compensation Plan filed as Exhibit 10.29 to the Company’s Annual Report on Form 10-K filed on February 19, 2026. In connection with her appointment, Ms. Seshadri will enter into the Company’s Non-Employee Director Indemnity Agreement, a form of which was filed as Exhibit 10.28 to the Company’s Annual Report on Form 10-K filed on February 19, 2026.

Director Retirement

On October 22, 2026, Henrique De Castro, a member of the board of directors, informed the Company of his decision not to stand for re-election at the Company’s 2027 annual shareholder meeting (the “Annual Meeting”). Mr. De Castro will continue to serve as a director until the Annual Meeting. His decision not to stand for re-election is not as a result of any disagreement with management on any matter relating to the Company’s operations, policies, or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: October 23, 2026	By:	/s/ Paul M. Todd
Paul M. Todd
Chief Financial Officer